                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Investment Technology Group, Inc.:

    We consent to incorporation by reference in the registration statement No. 333-42725 dated December 19, 1997 on Form S-8 of Investment Technology Group, Inc. of our report dated January 20, 1998, except as to note 16 to the consolidated financial statements which is as of March 17, 1998, relating to the consolidated statement of financial condition of Investment Technology Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report is included in the December 31, 1997 annual report on Form 10-K of Investment Technology Group, Inc.

                                          KPMG Peat Marwick LLP

Los Angeles, California
March 18, 1998